SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

GOOGLE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GOOGLE INC.

1600 AMPHITHEATRE PARKWAY

MOUNTAIN VIEW, CA 94043

(650) 623-4000

Dear Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Google Inc. to be held on Thursday, May 12, 2005 at 2:00 p.m., local time, at our corporate headquarters at 1600 Amphitheatre Parkway, Mountain View, California 94043.

Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of our 2004 Annual Report. We encourage you to read our Annual Report. It includes our audited financial statements and information about our operations, markets and products.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, indicating your plans when prompted.

Thank you for your ongoing support of Google. We look forward to seeing you at our annual meeting.

Sincerely,

/s/ Sergey Brin /s/ Larry Page /s/ Eric Schmidt

2005 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	3
Why am I receiving these materials?	3
What information is contained in this proxy statement?	3
How may I obtain Google’s Annual Report for 2004?	3
What items of business will be voted on at the annual meeting?	3
How does the board of directors recommend that I vote?	3
What shares can I vote?	4
How many votes am I entitled per share?	4
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	4
How can I attend the annual meeting?	4
How can I vote my shares in person at the annual meeting?	5
How can I vote my shares without attending the annual meeting?	5
Can I change my vote?	5
Is my vote confidential?	6
How many shares must be present or represented to conduct business at the annual meeting?	6
How are votes counted?	6
What is the voting requirement to approve each of the proposals?	6
Is cumulative voting permitted for the election of directors?	6
What happens if additional matters are presented at the annual meeting?	6
Who will serve as inspector of elections?	7
What should I do if I receive more than one set of voting materials?	7
How may I obtain a separate set of proxy materials or request a single set for my household?	7
Who will bear the cost of soliciting votes for the annual meeting?	7
Where can I find the voting results of the annual meeting?	7
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	8

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	9
Board of Directors Independence	9
Board of Directors Structure and Committee Composition	9
Audit Committee	10
Nominating and Corporate Governance Committee	10
Leadership Development and Compensation Committee	11
Executive Committee	12
Chairman of the Board of Directors	12
Consideration of Director Nominees	12
Stockholder Recommendations and Nominees	12
Director Qualifications	12
Identification and Evaluation of Nominees for Directors	13
Executive Sessions	13
Communications with the Board of Directors	13
Common Stock and Dividends	13
Headquarters Information	13

DIRECTOR COMPENSATION	14

ii

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m., local time, on Thursday, May 12, 2005.

Place	Corporate Headquarters, 1600 Amphitheatre Parkway, Mountain View, California 94043.

Items of Business	(1) To elect nine members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

(2) To ratify the appointment of Ernst & Young LLP as Google’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

(3) To approve an amendment to Google’s 2004 Stock Plan to, among other things, increase the number of authorized shares of Class A common stock issuable under the 2004 Stock Plan from 6,431,660 to 13,431,660 and to provide Google with the ability to grant certain performance based awards that are fully deductible for federal income tax purposes.

(4) To consider such other business as may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Google stockholder as of the close of business on March 28, 2005.

Meeting Admission

You are entitled to attend the annual meeting only if you were a Google stockholder as of the close of business on March 28, 2005 or hold a valid proxy for the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 28, 2005, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting. For security reasons, you will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, indicating your plans when prompted.

The annual meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:00 p.m., local time, and you should allow ample time for the check-in procedures.

Voting

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 3 of this proxy statement and the instructions on the proxy or voting instruction card.

By order of the Board of Directors,

Eric Schmidt

Chairman of the Executive Committee,

Chief Executive Officer and Director

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about April 8, 2005.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: Why am I receiving these materials?

A: Our board of directors is providing these proxy materials to you in connection with Google’s annual meeting of stockholders, which will take place on Thursday, May 12, 2005 at 2:00 p.m. local time at our corporate headquarters located at 1600 Amphitheatre Parkway, Mountain View, California 94043. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers in 2004, and certain other required information.

Q: How may I obtain Google’s Annual Report for 2004?

A: A copy of our Annual Report for 2004 is enclosed.

Stockholders may request another free copy of our Annual Report for 2004 from:

Investor Relations

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Current and prospective investors can also access or order free copies of our Form 10-K, proxy statement and other financial information on our Investor Relations web site at:

http://investor.google.com

Alternatively, you can request copies of such information by emailing investors@google.com or calling 1-866-INV-GOOG (866-468-4664).

Q: What items of business will be voted on at the annual meeting?

A: The items of business scheduled to be voted on at the annual meeting are:

•	The election of nine directors;

•	The ratification of Google’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

•	The approval of an amendment to Google’s 2004 Stock Plan to, among other things, increase the number of authorized shares of Class A common stock issuable under the 2004 Stock Plan from 6,431,660 to 13,431,660 and to provide Google with the ability to grant certain performance based awards that are fully deductible for federal income tax purposes.

We will also consider any other business that properly comes before the annual meeting.

Q: How does the board of directors recommend that I vote?

A: Our board of directors recommends that you vote your shares (1) “FOR” each of the nominees to the board of directors (2) “FOR” the ratification of our independent registered public accounting firm for the 2005 fiscal year and (3) “FOR” the amendment to our 2004 Stock Plan to, among other things, increase the number of authorized shares of Class A common stock issuable under the 2004 Stock Plan from 6,431,660 to 13,431,660 and to provide Google with the ability to grant certain performance based awards that are fully deductible for federal income tax purposes.

Q: What shares can I vote?

A: Each share of Google Class A common stock and Class B common stock issued and outstanding as of the close of business on March 28, 2005, which we refer to as the Record Date, is entitled to be voted on all items being voted on at the annual meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date we had approximately 277,282,937 shares of common stock issued and outstanding consisting of 162,550,115 shares of Class A common stock and 114,732,822 shares of Class B common stock.

Q: How many votes am I entitled per share?

A: Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of the Record Date, and each holder of shares of Class B common stock is entitled to 10 votes for each share of Class B common stock held as of the Record Date. The Class A common stock and Class B common stock are voting as a single class on all matters described in these proxy materials for which your vote is being solicited.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most Google stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, EquiServe Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Google. As the stockholder of record, you have the right to grant your voting proxy directly to Google or to vote in person at the annual meeting. Google has enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Q: How can I attend the annual meeting?

A: You are entitled to attend the annual meeting only if you were a Google stockholder or joint holder as of the close of business on March 28, 2005 or you hold a valid proxy for the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to March 28, 2005, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting. For security reasons, you will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, indicating your plans when prompted.

The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:00 p.m. local time, and you should allow ample time for the check-in procedures.

Q: How can I vote my shares in person at the annual meeting?

A: Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the annual meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Internet—Stockholders of record of Google common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Most Google stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for Internet voting availability.

By Telephone—Stockholders of record of Google common stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most Google stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

By Mail—Stockholders of record of Google common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Google stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

Q: Can I change my vote?

A: You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to Google’s Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Google or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Google management.

Q: How many shares must be present or represented to conduct business at the annual meeting?

A: The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock of Google must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q: How are votes counted?

A: In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may not cumulate your votes for the election of directors.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

Q: What is the voting requirement to approve each of the proposals?

A: In the election of directors, the nine persons receiving the highest number of “FOR” votes at the annual meeting will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q: Is cumulative voting permitted for the election of directors?

A: No. You may not cumulate your votes for the election of directors.

Q: What happens if additional matters are presented at the annual meeting?

A: Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Eric

Schmidt and George Reyes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q: Who will serve as inspector of elections?

A: The inspector of elections will be a representative from EquiServe.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Google proxy card and voting instruction card that you receive.

Q: How may I obtain a separate set of proxy materials or request a single set for my household?

A: If you share an address with another stockholder, each stockholder will receive a copy of our Annual Report and proxy materials. Stockholders may request additional copies of our Annual Report and proxy materials by sending an e-mail to investors@google.com, calling 1-866-INV-GOOG (866-468-4664) or writing to:

Investor Relations

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Similarly, if you share an address with another stockholder, you may write us at the address above to request delivery of a single copy of these materials in the future.

Q: Who will bear the cost of soliciting votes for the annual meeting?

A: Google is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson Shareholder Communications Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Georgeson Shareholder Communications Inc. a fee of $3,500 plus customary costs and expenses for these services. Google has agreed to indemnify Georgeson Shareholder Communications Inc. against certain liabilities arising out of or in connection with its agreement.

Q: Where can I find the voting results of the annual meeting?

A: We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter ending June 30, 2005.

Q: What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A: You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary of Google must receive the written proposal at our principal executive offices no later than December 9, 2005. Such proposals also must comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Google Inc.

Attn: Corporate Secretary

1600 Amphitheatre Parkway

Mountain View, California 94043

Fax: (650) 618-1499

For a stockholder proposal that is not intended to be included in Google’s proxy statement under Rule 14a-8, the stockholder must (1) deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Google common stock to approve that proposal, (2) provide the information required by our bylaws and (3) give timely notice to the Corporate Secretary of Google in accordance with our bylaws, which, in general, require that the notice be received by the Corporate Secretary of Google:

•	not earlier than the close of business on January 12, 2006, and

•	not later than the close of business on February 13, 2006.

If the date of the stockholder meeting in 2006 is moved more than 30 days before or after the anniversary of the 2005 annual meeting, then notice of a stockholder proposal that is not intended to be included in Google’s proxy statement must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the earlier of the following two dates:

•	the 10th day following the day on which notice of the meeting date is mailed; and

•	the 10th day following public disclosure of the meeting is made.

Nomination of Director Candidates: You may propose director candidates for consideration by the board of directors’ Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for board of directors membership and should be directed to the Corporate Secretary of Google at the address of our principal executive offices set forth above. For additional information regarding stockholder recommendations for director candidates, see “Consideration of Director Nominees—Stockholder Recommendations and Nominees” on page 12.

In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

* * * * *

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for directors, officers (including our principal executive officer and principal financial officer) and employees, known as the Google Code of Conduct. We have also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws and board of directors committee charters form the framework for governance of Google. The Google Code of Conduct is available at: http://investor.google.com. Google will post on this web site any amendments to the Google Code of Conduct or waivers of the Google Code of Conduct for directors and executive officers.

Stockholders may request free printed copies of the Google Code of Conduct from:

Investor Relations

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

investors@google.com

Board of Directors Independence

The board of directors has determined that each of the director nominees standing for election, except Eric Schmidt, Larry Page and Sergey Brin, has no material relationship with Google (either directly or as a partner, shareholder or officer of an organization that has a relationship with Google) and is an “independent director” as defined in the listing standards of The Nasdaq Stock Market, as currently in effect.

Board of Directors Structure and Committee Composition

As of the date of this proxy statement, our board of directors has nine directors and the following four committees: (1) Audit Committee, (2) Leadership Development and Compensation Committee, (3) Nominating and Corporate Governance Committee and (4) Executive Committee. The committee membership and meetings during 2004 and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the board of directors. All of the committee charters, except the Executive Committee’s charter, are available on our web site at http://investor.google.com/committees.html.

During 2004, the board of directors held 15 meetings. Each director attended at least 75% of all board of directors and applicable committee meetings. We encourage our directors to attend our annual meetings. We did not hold an annual meeting in 2004.

Board of Directors Member	Audit Committee	Nominating and Corporate Governance Committee	Leadership Development and Compensation Committee	Executive Committee
Eric Schmidt				Chair
Larry Page				Member
Sergey Brin				Member
L. John Doerr		Member	Member
John L. Hennessy		Member
Arthur D. Levinson			Member
Michael Moritz	Member
Paul S. Otellini	Member
K. Ram Shriram	Chair

Audit Committee

Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. This committee’s responsibilities include:

•	Selecting and hiring our independent auditors.

•	Evaluating the qualifications, independence and performance of our independent auditors.

•	Approving the audit and non-audit services to be performed by our independent auditors.

•	Reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies.

•	Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

•	Reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations.

•	Preparing the report that the Securities and Exchange Commission, or SEC, requires in our annual proxy statement.

During 2004, the Audit Committee held three meetings. Our Audit Committee is comprised of Ram, Paul and Michael, each of whom is a non-employee member of our board of directors. Our board of directors of Directors has determined that each of the directors serving on our audit committee is independent within the meaning of the rules of the SEC and the listing standards of The Nasdaq Stock Market.

The board of directors has determined that Paul is an audit committee financial expert as defined under the rules of the SEC. Paul’s relevant experience includes services as the President and Chief Operating Officer of Intel and various positions at Intel, including Executive Vice President and General Manager of Intel Architecture Group and Executive Vice President and General Manager of Sales and Marketing Group. Paul holds a Master’s degree from the University of California at Berkeley and Bachelor’s degree in economics from the University of San Francisco.

The report of the Audit Committee is included herein on page 40. The charter of the Audit Committee is available at http://investor.google.com/committee_audit.html and is also included herein as Appendix A. A free printed copy is available to any stockholder who requests it from the address on page 3.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s purpose is to assist our board of directors in identifying individuals qualified to become members of our board of directors consistent with criteria set by our board of directors and to develop our corporate governance principles. This committee’s responsibilities include:

•	Evaluating the composition, size and governance of our board of directors and its committees and make recommendations regarding future planning and the appointment of directors to our committees.

•	Establishing a policy for considering stockholder nominees for election to our board of directors.

•	Recommending ways to enhance communications and relations with our stockholders.

•	Evaluating and recommending candidates for election to our board of directors.

•	Overseeing our board of directors performance and self-evaluation process and developing continuing education programs for our directors.

•	Develop and recommend to the board of directors corporate governance principles applicable to Google.

During 2004, the Nominating and Corporate Governance Committee held one meeting. Our Nominating and Corporate Governance Committee consists of John Doerr and John Hennessy, each of whom is a non-employee member of our board of directors. Our board of directors has determined that each of the directors serving on our Nominating and Corporate Governance Committee is independent as defined in the listing standards of The Nasdaq Stock Market.

The charter of the Nominating and Corporate Governance Committee is available at http://investor.google.com/committee_nominating.html and is also included herein as Appendix B. A free printed copy is available to any stockholder who requests it from the address on page 3.

Leadership Development and Compensation Committee

Our Leadership Development and Compensation Committee’s purpose is to assist our board of directors in determining the development plans and compensation of our senior management, directors and employees and recommend these plans to our board of directors. This committee’s responsibilities include:

•	Reviewing the employee wide compensation philosophy.

•	Reviewing the budget and structure of our employee wide variable cash compensation plans.

•	Reviewing the budget and structure of our employee wide equity based compensation plans.

•	Periodically reviewing our leadership development plans.

•	Reviewing and recommending compensation and benefit plans for our executive officers and directors

•	Administering our stock plans.

•	Reviewing the terms of offer letters and employment agreements and arrangements with our executive officers.

•	Setting performance goals for our executive officers and reviewing their performance against these goals.

•	Periodically reviewing executive succession plans and executive education and development plans.

•	Evaluating the competitiveness of our executive compensation plans.

•	Preparing the report that the Securities and Exchange Commission requires in our annual proxy statement.

During 2004, the Leadership Development and Compensation Committee held five meetings. Our Leadership Development and Compensation Committee consists of John Doerr and Art, each of whom is a non-employee member of our board of directors. Our Leadership Development and Compensation Committee does not have a chairman. Each member of our Leadership Development and Compensation Committee is an “outside” director as defined in 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee” director within the meaning of Rule 16b 3 of the rules under the Securities Exchange Act of 1934. Our board of directors has determined that each of the directors serving on our Leadership Development and Compensation Committee is independent as defined in the listing standards of The Nasdaq Stock Market.

None of the members of the Leadership Development and Compensation Committee has been an officer or employee of Google. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or the Leadership Development and Compensation Committee.

The charter of the Leadership Development and Compensation Committee is available at http://investor.google.com/committee_leadership.html and is also included herein as Appendix C. A free printed copy is available to any stockholder who requests it from the address on page 3.

Executive Committee

The Executive Committee, for which the board of directors adopted a formal charter in fiscal 2004, serves as an administrative committee of the board of directors to act upon and facilitate the consideration by senior management and the board of directors of certain high-level business and strategic matters. During fiscal 2004, the Executive Committee held no meetings. Our Executive Committee consists of Eric, Larry and Sergey.

Chairman of the Board of Directors

Our current certificate of incorporation and bylaws provide that the chairman of our board of directors may not be an employee or officer of our company and may not have been an employee or officer for the last three years, unless the appointment is approved by two-thirds of the members of our board of directors. We currently do not have a chairman of our board of directors.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The policy of our Nominating and Corporate Governance Committee is to consider properly submitted recommendations for candidates to the board of directors from stockholders. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, knowledge, integrity, and capability on the board of directors and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and Google within the last three years, at least three personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares of Google beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the board and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. Stockholder recommendations to the board of directors should be sent to:

Google Inc.

Attn: Corporate Secretary

1600 Amphitheatre Parkway

Mountain View, CA 94043

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” on page 8.

Director Qualifications

Our Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the board of directors consistent with criteria established by the committee. The Nominating and Corporate Governance Committee has not formally established any specific, minimum qualifications that must be met by each candidate for the board of directors or specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. However, the Nominating and Corporate Governance Committee when considering a potential non-incumbent candidate, will factor into its determination the following qualities of a candidate: professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders.

Identification and Evaluation of Nominees for Directors

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the board of directors, the needs of the board of directors and the respective committees of the board and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the board of directors or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

Executive Sessions

Executive sessions of independent directors are held in connection with each regularly scheduled board of directors meeting and at other times as necessary. The board of directors’ policy is to hold executive sessions without the presence of management, including the chief executive officer and other non-independent directors. Committees of the board of directors may also meet in executive session as deemed appropriate.

Communications with the Board of Directors

Stockholders may contact the board of directors about bona fide issues or questions about Google by sending an email to directors@google.com or by writing the Corporate Secretary at the following address:

Google Inc.

Attn: Corporate Secretary

1600 Amphitheatre Parkway

Mountain View, CA 94043

Common Stock and Dividends

Google is listed on the Nasdaq National Market, under the ticker symbol “GOOG”. We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Headquarters Information

Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043 and the telephone number is (650) 623-4000.

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DIRECTOR COMPENSATION

We do not currently compensate our directors in cash for their service as members of our board of directors. We reimburse our directors for reasonable expenses in connection with attendance at board of directors and committee meetings. Additionally, our directors are eligible to receive and have received stock options under our stock plans.

In April 2004, our newly elected directors, John Hennessy, Arthur Levinson and Paul Otellini each received an option to purchase 65,000 shares of common stock. The grant to John was made at an exercise price of $20.00 per share, and the grants to Art and Paul were made at an exercise price of $35.00 per share. Each of these grants is subject to vesting over a term of five years and otherwise is subject to the terms of our 2000 Stock Plan and 2003 Stock Plan (No. 2).

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PROPOSALS TO BE VOTED ON

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee recommended, and the board of directors nominated, Eric Schmidt, Sergey Brin, Larry Page, L. John Doerr, John L. Hennessy, Arthur D. Levinson, Michael Moritz, Paul S. Otellini and K. Ram Shriram as nominees for election at the annual meeting. At the annual meeting, nine directors will be elected to the board of directors. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of Google. In the event that any nominee becomes unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified.

Nominees

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees has been furnished to us by such nominees. Except as indicated, the nominees have had the same principal occupation during the last five years.

The name and certain information regarding each nominee are set forth below as of March 28, 2005. There are no family relationships among directors or executive officers of Google.

Name	Age	Current Position with Google
Eric Schmidt	49	Chairman of the Executive Committee, Chief Executive Officer and Director
Sergey Brin	31	President of Technology, Assistant Secretary and Director
Larry Page	32	President of Products, Assistant Secretary and Director
L. John Doerr	53	Director
John L. Hennessy	52	Director
Arthur D. Levinson	54	Director
Michael Moritz	50	Director
Paul S. Otellini	54	Director
K. Ram Shriram	48	Director

Eric Schmidt has served as our Chief Executive Officer since July 2001 as a member of our board of directors since March 2001, where he served as Chairman of the Board from March 2001 to April 2004. In April 2004, Eric was named Chairman of the Executive Committee of our board of directors. Prior to joining us, from April 1997 to November 2001, Eric served as Chairman of the board of directors of Novell, a computer networking company, and, from April 1997 to July 2001, as the Chief Executive Officer of Novell. From 1983 until March 1997, Eric held various positions at Sun Microsystems, a supplier of network computing solutions, including Chief Technology Officer from February 1994 to March 1997 and President of Sun Technology Enterprises from February 1991 until February 1994. Eric is also a director of Siebel Systems. Eric has a Bachelor of Science degree in electrical engineering from Princeton University, and a Masters degree and Ph.D. in computer science from the University of California at Berkeley.

Sergey Brin, one of our founders, has served as a member of our board of directors since our inception in September 1998 and as our President of Technology since July 2001. From September 1998 to July 2001, Sergey served as our President. Sergey holds a Masters degree in computer science from Stanford University, a Bachelor of Science degree with high honors in mathematics and computer science from the University of Maryland at College Park and is currently on leave from the Ph.D. program in computer science at Stanford University.

Larry Page, one of our founders, has served as a member of our board of directors since our inception in September 1998 and as our President of Products since July 2001. From September 1998 to July 2001, Larry served as our Chief Executive Officer and from September 1998 to July 2002 as our Chief Financial Officer. Larry holds a Masters degree in computer science from Stanford University, a Bachelor of Science degree with high honors in engineering, with a concentration in computer engineering, from the University of Michigan and is currently on leave from the Ph.D. program in computer science at Stanford University.

L. John Doerr has served as a member of our board of directors since May 1999. John has been a General Partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since August 1980. John is also a director of Amazon.com, an Internet retail company, drugstore.com, an Internet retail company, Homestore.com, a provider of real estate media and technology solutions, Intuit, a provider of business and financial management software, palmOne, a provider of handheld computer and communications solutions, and Sun Microsystems, a supplier of networking computing solutions. John holds a Masters of Business Administration degree from Harvard Business School and a Masters of Science degree in electrical engineering and computer science and a Bachelor of Science degree in electrical engineering from Rice University.

John L. Hennessy has served as a member of our board of directors since April 2004. Since September 2000, John has served as the President of Stanford University. From 1994 to August 2000, John held various positions at Stanford, including Dean of the Stanford University School of Engineering and Chair of the Stanford University Department of Computer Science. John has been a member of the board of directors of Cisco Systems, a networking equipment company, since January 2002 and chairman of the board of directors of Atheros Communications, a wireless semiconductor company, since May 1998. John holds a Masters degree and Doctoral degree in computer science from the State University of New York, Stony Brook and a Bachelor of Science degree in electrical engineering from Villanova University.

Arthur D. Levinson has served as a member of our board of directors since April 2004. Since 1995, Art has served as a member of the board of directors of Genentech, a biotechnology company, and has served as its Chairman and Chief Executive Officer since September 1999. Prior to 1999 Art held various executive positions at Genentech, including Senior Vice President of R&D. Art has been a member of the board of directors of Apple Computer, a computer hardware and software company, since 2000. Art was a Postdoctoral Fellow in the Department of Microbiology at the University of California, San Francisco. Art holds a Ph.D. in biochemistry from Princeton University and a Bachelor of Science degree in molecular biology from the University of Washington.

Michael Moritz has served as a member of our board of directors since May 1999. Michael has been a General Partner of Sequoia Capital, a venture capital firm, since 1986. Michael has served as a member of the board of directors of Saba Software, a provider of human capital development and management solutions, since August 1998 and as a member of the board of directors of Flextronics International, a contract electronics manufacturer, since July 1993. Michael has also served as a member of the board of directors of RedEnvelope, an online retailer of upscale gifts, since July 1999 and as its Chairman of the board of directors since April 2003. Michael holds a Masters of Arts degree from Christ Church, University of Oxford.

Paul S. Otellini has served as a member of our board of directors since April 2004. Paul has been a member of the board of directors of Intel, a semiconductor manufacturing company, and has served as its President and Chief Operating Officer since 2002. From 1974 to 2002, Paul held various positions at Intel, including Executive Vice President and General Manager of Intel Architecture Group and Executive Vice President and General Manager of Sales and Marketing Group. Paul holds a Master’s degree from the University of California at Berkeley and a Bachelors degree in economics from the University of San Francisco.

K. Ram Shriram has served as a member of our board of directors since September 1998. Since January 2000, Ram has served as managing partner of Sherpalo, an angel venture investment company. Prior to that, from August 1998 to September 1999, Ram served as Vice President of Business Development at Amazon.com, an

Internet retail company. Prior to that, Ram served as President at Junglee, a provider of database technology, acquired by Amazon.com in 1998. Ram was an early member of the Netscape executive team. Ram holds a Bachelor of Science degree from the University of Madras, India.

Required Vote

The nine nominees receiving the highest number of affirmative votes of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote FOR the election to the board of directors of each of the foregoing nominees.

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PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2005. During 2004, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Principal Accountant Fees and Services” on page 38. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Google and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005 requires the affirmative votes of a majority of the votes of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Ernst & Young LLP.

Recommendation

Our board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005.

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PROPOSAL NUMBER 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF GOOGLE’S 2004 STOCK PLAN

In April 2005, the Leadership Development and Compensation Committee recommended, and the full board of directors approved, the amended Google 2004 Stock Plan (the “Stock Plan”) and is asking its stockholders to approve the Stock Plan. The Stock Plan, as amended, will (1) assist Google in achieving its goals of increasing profitability and stockholder value by providing our employees, directors and consultants an opportunity to purchase shares of our Class A common stock, and (2) provide Google with the ability to grant certain performance based awards that are fully deductible for federal income tax purposes.

The amendments to the Stock Plan are subject to approval by our stockholders and will not become effective until the amended Stock Plan is approved by our stockholders. The Stock Plan, as amended, includes the following three amendments:

(1) An increase to the number of shares available under the Stock Plan by an additional seven million shares of Class A common stock, and removal of the requirement that the number of shares available under the Stock Plan be reduced by the number of shares subject to options granted after December 31, 2003 under our 1998 Stock Plan, 1999 Stock Option/Stock Issuance Plan, 2000 Stock Plan, 2003 Stock Plan, 2003 Stock Plan (No. 2), and 2003 Stock Plan (No. 3). If our stockholders approve the proposed amendment to the Stock Plan, a total of 13,431,660 shares of Class A common stock will be reserved for issuance pursuant to the Stock Plan.

(2) A provision that provides that the number of shares available under the Stock Plan will not be reduced by any shares that are withheld in satisfaction of tax withholding obligations.

(3) The addition of provisions that will provide Google with the ability to deduct for federal income tax purposes, if certain requirements are met, equity compensation in excess of $1 million that Google may pay to certain of the executive officers in any single year pursuant to the Stock Plan in connection with restricted stock, stock appreciation rights, restricted stock units, performance units and performance shares, as well as options.

Awards granted under the amended Stock Plan may be designed to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”). Pursuant to Section 162(m) of the Code, Google generally may not deduct for federal income tax purposes compensation paid to the Chief Executive Officer or the four other highest paid employees to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, Google may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For certain awards granted under the Stock Plan to qualify as “performance-based” compensation under Section 162(m), among other things, the stockholders must approve the material terms of the Stock Plan, including the performance goals that may be permitted to apply to certain awards granted under the Stock Plan, and the per person annual award limits of the Stock Plan.

In March 2005, the board of directors approved changes to the prior version of the Stock Plan, subject to approval from our stockholders at the Annual Meeting. If the stockholders approve the Stock Plan, it will replace the current version of the Stock Plan. Otherwise, the current version of the Stock Plan will remain in effect. Our executive officers and directors have an interest in this proposal.

Summary of the Stock Plan

The following is a summary of the Stock Plan. The full text of the Stock Plan is attached included herein as Appendix D.

General. Our board of directors adopted the Stock Plan in April 2004, and it was subsequently approved by our stockholders. The Stock Plan provides for the grant of incentive stock options (within the meaning of Section

422 of the Code) to our employees and nonstatutory stock options, restricted stock, stock appreciation rights, performance units, performance shares, restricted stock units and other stock based awards (each, an “award”) to our employees, directors, and consultants. The purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility with Google, to provide additional incentive to the employees, directors and consultants of Google and employees and consultants of its parent and subsidiary companies and to promote the success of our business.

Common Stock Available Under the Stock Plan. Assuming stockholders approve this proposal, a total of 13,431,660 million shares of Class A common stock will have been reserved for issuance pursuant to the Stock Plan. On December 31, 2004, options to purchase a total of 1,656,180 shares of Class A common stock were outstanding under the Stock Plan at a weighted average exercise price of $161.58 per share. On December 31, 2004, 4,663,748 shares of our Class A common stock remained available for future issuance under our Stock Plan.

If an award expires or is terminated or canceled without having been exercised or settled in full, is forfeited back to or repurchased by Google, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under our plan (unless our plan has terminated). Shares are not deemed to be issued under the Stock Plan with respect to any portion of an award that is settled in cash or to the extent such shares are withheld in satisfaction of tax withholding obligations. If the exercise or purchase price of an award is paid for through the tender of shares, or withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the Stock Plan. However, shares that have actually been transferred to a financial institution or other person or entity selected by the plan administrator, will not be returned to the Stock Plan, will not be returned to our plan and will not be available for future distribution under our plan.

Administration of the Stock Plan. Our board of directors, or one or more committees appointed by our board of directors, will administer our Stock Plan (the “administrator”). In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, the committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code (to enable Google to receive a federal tax deduction for certain compensation paid under the Stock Plan). The administrator has the power to determine the terms of the awards, including the exercise price (which may be changed by the administrator after the date of grant), the number of shares subject to each award (subject to the limits under the plan), the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the power to implement an award exchange program, an award transfer program, whereby awards may be transferred to a financial institution or other person or entity selected by the plan administrator, and a program through which participants may reduce cash compensation payable in exchange for awards, and to create other stock based awards that are valued in whole or in part by reference to (or are otherwise based on) shares of our Class A common stock (or the cash equivalent of such shares).

Eligibility. Nonstatutory stock options, restricted stock, stock appreciation rights, performance units, performance shares, restricted stock units and other stock based awards may be granted under the Stock Plan to employees, directors, and consultants of Google, and employees and consultants of any parent or subsidiary of Google. Incentive stock options may be granted only to employees. As of December 31, 2004, we had approximately 3,026 employees, nine directors (including three employee directors) and 1,147 consultants and temporary workers.

Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of Google. In order to preserve our ability to deduct the compensation income associated with certain awards granted to such persons, the Stock Plan provides that no service provider may be granted, in any fiscal year of Google, options and/or stock appreciation rights to purchase more than an aggregate of 1,000,000 shares of Class A common stock or an aggregate of 500,000 restricted stock awards, restricted stock units, performance units and/or performance shares.

Options. A stock option is the right to purchase shares of our Class A common stock at a fixed exercise price for a fixed period of time. Each option is evidenced by a stock option agreement between Google and the optionee, and is subject to the following terms and conditions:

Number of Options. The administrator also will determine the number of shares granted to a service provider pursuant to a stock option, but as discussed above, the administrator will not be permitted to grant to a service provider, in any fiscal year of Google, more than an aggregate of 1,000,000 shares of Class A common stock for issuance pursuant to awards of stock options and/or stock appreciation rights.

Exercise Price. The administrator will determine the exercise price of options granted under our Stock Plan at the time the options are granted, but with respect to nonstatutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and all incentive stock options, the exercise price generally must be at least equal to the fair market value of our Class A common stock on the date of grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Class A common stock generally is determined with reference to the closing sale price for the Class A common stock (or the closing bid if no sales were reported) on the day the option is granted. As of December 31, 2004, the closing price of the Class A common stock as reported on the Nasdaq Stock Market was $192.79 per share.

Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. To the extent permitted by applicable law, the Stock Plan permits payment to be made by cash, check, promissory note, other shares of Google Class A common stock (with some restrictions), cashless exercises, a reduction in the amount of Google liability to the participant, any combination of the prior methods of payment or any other form of consideration permitted by applicable law.

Term of Option. The term of stock options will be stated in the stock option agreement; however, the term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term must not exceed five years. No option may be exercised after the expiration of its term.

Termination of Service. After termination of one of our employees, directors or consultants, he or she may exercise his or her option for the period of time determined by the administrator and stated in the option agreement. In the absence of a time specified in a participant’s award agreement, a participant may exercise the option within three months of such termination, to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement), unless such participant’s service relationship terminates due to the participant’s death or disability, in which case the participant or, if the participant has died, the participant’s estate, beneficiary designated in accordance with the administrator’s requirements or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination.

Nontransferability of Options. Unless otherwise determined by the administrator, options granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

Restricted Stock. Restricted stock awards are awards of shares of our Class A common stock that vest in accordance with terms and conditions established by the administrator. The administrator may impose whatever conditions to vesting it determines to be appropriate including, if the administrator has determined it is desirable for the award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the restricted stock will vest based on the achievement of performance goals. Each award of restricted stock is evidenced by an award agreement specifying the terms and conditions of the award. The administrator determines the purchase price of any grants of restricted stock and, unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser’s service with us for any reason including death or disability.

The administrator will determine the number of shares of restricted stock granted to any employee, but as discussed above, the administrator will not be permitted to grant to a service provider, in any fiscal year of Google, more than an aggregate of 500,000 shares of Class A common stock for issuance pursuant to restricted stock awards, restricted stock units, performance units and/or performance shares.

Stock Appreciation Rights. A stock appreciation right is the right to receive the appreciation in the fair market value of our Class A common stock between the exercise date and the date of grant, for that number of shares of our Class A common stock with respect to which the stock appreciation right is exercised. We may pay the appreciation in either cash, in shares of our Class A common stock with equivalent value, or in some combination, as determined by the administrator. Each award of stock appreciation rights is evidenced by an award agreement specifying the terms and conditions of the award. The administrator determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights. The administrator also will determine the number of shares granted to a service provider pursuant to a stock appreciation right, but as discussed above, the administrator will not be permitted to grant to a service provider, in any fiscal year of Google, more than an aggregate of 1,000,000 shares of Class A common stock for issuance pursuant to awards of stock appreciation rights and/or stock options.

After termination of service with Google, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the award agreement. If no such period of time is stated in a participant’s award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Shares and Performance Units. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance goals may be based upon the achievement of company-wide, divisional or individual goals (including solely continued service), applicable securities laws or other basis determined by the administrator. Payment for performance units and performance shares may be made in cash or in shares of our Class A common stock with equivalent value, or in some combination, as determined by the administrator. Performance units will have an initial dollar value established by the administrator prior to the grant date. Performance shares will have an initial value equal to the fair market value of our Class A common stock on the grant date. Each performance unit and performance share is evidenced by an award agreement, and is subject to the terms and conditions determined by the administrator.

The administrator will determine the number of performance shares and performance units granted to any employee, but as discussed above, the administrator will not be permitted to grant to a service provider, in any fiscal year of Google, more than an aggregate of 500,000 shares of Class A common stock for issuance pursuant to performance shares, performance units, restricted stock awards and/or, restricted stock units.

Restricted Stock Units. Restricted stock units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. The administrator determines the terms and conditions of restricted stock units. Each restricted stock unit award will be evidenced by an award agreement that will specify terms and conditions as the administrator may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. As with awards of restricted stock, performance shares and performance units, the administrator may set restrictions with respect to the restricted stock units based on the achievement of specific performance goals. The administrator will determine the number of shares granted pursuant to a restricted stock unit award, but as discussed above, the administrator will not be permitted to grant to a service provider, in any fiscal year of Google, more than an aggregate of 500,000 shares of Class A common stock for issuance pursuant to awards of restricted stock units, restricted stock, performance shares and/or performance units.

Other Stock Based Awards. The administrator has the authority to create awards under the Stock Plan in addition to those specifically described in the Stock Plan. These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of our Class A common stock (or the cash equivalent of such shares). These awards may be granted either alone, in addition to, or in tandem with, other awards granted under the Stock Plan and/or cash awards made outside the Stock Plan. Each other stock based award will be evidenced by an award agreement that will specify terms and conditions as the administrator may determine.

Transferability of Awards. Unless the administrator determines otherwise, our Stock Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.

Performance Goals. As discussed above, under Section 162(m) of the Code, the annual compensation paid to the chief executive officer and to each of the other four most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) of the Code are met. These conditions include stockholder approval of the Stock Plan, setting limits on the number of awards that any individual may receive, and for awards other than options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid.

We have amended the Stock Plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m) of the Code. Thus, the administrator (in its discretion) may make performance goals applicable to a participant with respect to administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, controllable profits, customer satisfaction MBOs, earnings per share, individual objectives, net income, new orders, operating cash flow, operating income, return on assets, return on equity, return on sales, and total shareholder return. The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured, as applicable, in absolute terms or in relative terms (including passage of time and/or against another company or companies), on a per-share basis, against the performance of Google as a whole or any segment of Google, and on a pre-tax or after-tax basis.

Adjustments upon Changes in Capitalization. In the event that the stock of Google changes by reason of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of securities of Google, other similar change in the capital structure of Google such that the administrator determines an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) to be made available under the Stock Plan, the administrator will make the adjustments it deems equitable to the number and class of shares of Class A common stock subject to the Stock Plan, the maximum number of shares of Class A common stock that may be issued to service providers in any fiscal year pursuant to awards, and the number, class and price of shares of Class A common stock subject to any outstanding award.

Adjustments upon Liquidation or Dissolution. In the event of a liquidation or dissolution, any unexercised award will terminate. The administrator may, in its sole discretion, provide that each participant will have the right to exercise all or any part of the award, including shares as to which the award would not otherwise be exercisable.

Adjustments upon Merger or Change in Control. Our Stock Plan provides that in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each outstanding award. Unless determined otherwise by the administrator, any outstanding options or stock appreciation rights not assumed or substituted for will be fully vested and exercisable, including as to shares that would not otherwise have been vested and exercisable, for a period of up to 15 days from the date of notice to the optionee. The option or stock appreciation right will terminate at the end of such period. Unless determined otherwise by the administrator, any restricted stock, performance shares, performance units, restricted stock units or other stock based awards not assumed or substituted for will be fully vested as to all of the shares subject to the award, including shares which would not otherwise be vested. In the event an outside director is terminated immediately prior to or following a change in control, other than pursuant to a voluntary resignation, the awards he or she received under the Stock Plan will fully vest and become immediately exercisable.

Amendment and Termination of Our Stock Plan. Our Stock Plan will automatically terminate in 2014, unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend or terminate our Stock Plan provided it does not adversely affect any award previously granted under our plan.

Plan Benefits

The amount and timing of awards granted under the Stock Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance. No awards have been granted to our Chief Executive Officer, the other named officers or the current directors of Google under the Stock Plan. The future benefits or amounts that would be received under the Stock Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

Federal Income Tax Information

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Code, Google is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of Google is subject to tax withholding by Google. Unless limited by Section 162(m) of the Code, Google is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units. A participant generally will not have taxable income at the time an award of restricted stock and restricted stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (e.g., vested). However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any amount paid for the shares) on the date the award is granted.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Tax Effect for Google. We generally will be entitled to a tax deduction in connection with an award under the Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of its other four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Stock Plan and setting limits on the number of awards that any individual may receive per year. The Stock Plan, as amended, has been designed to permit the administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND GOOGLE WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Required Vote

Approval of the proposed amended Stock Plan requires the affirmative vote of a majority of the votes of the shares of our common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

Recommendation

We believe strongly that the approval of the Stock Plan is essential to our continued success. Our employees are its most valuable assets. Stock options and other awards such as those provided under the Stock Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above and to ensure Google can continue to deduct for federal income tax purposes equity compensation in excess of $1 million that it may pay to certain of its executive officers in any single year, the stockholders are being asked to approve the Stock Plan.

Our board of directors recommends a vote FOR the approval of the amendment to increase by seven million shares the number of shares available pursuant to the Stock Plan and to provide Google with the ability to grant certain performance based awards that are fully deductible for federal income tax purposes.

* * * * *

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 28, 2005, concerning:

•	Each person whom we know beneficially owns more than five percent of our Class A common stock or Class B common stock.

•	Each of our directors and nominees for the board of directors.

•	Each of our named executive officers.

•	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Google Inc., 1600 Amphitheatre Parkway, Mountain View, California 94043.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 162,550,115 shares of Class A common stock and 114,732,822 shares of Class B common stock outstanding at March 28, 2005. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 28, 2005. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an “*.”

The information provided in the table is based on our records, information filed with the Securities and Exchange Commission and information provided to Google, except where otherwise noted.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock		% Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%
Officers and Directors
Eric E. Schmidt	31,305	*	13,897,687	12.1%	10.6%
Larry Page	0	*	36,479,785	31.8	27.8
Sergey Brin	0	*	36,376,435	31.7	27.8
David C. Drummond (2)	702	*	755,788	*	*
George Reyes(3)	346,686	*	300,000	*	*
Omid Kordestani(4)	2,524,626	1.6	3,000	1.2	1.3
Wayne Rosing	349,800	*	690,349	*	*
K. Ram Shriram	11,939	*	4,388,900	3.8	3.4
L. John Doerr(5)	105,995	*	5,400,087	4.7	4.1
Michael Moritz(6)	2,729,910	1.7	904,795	*	*
John L. Hennessy(7)	6,051	*	65,000	*	*
Arthur D. Levinson(7)	0	*	65,000	*	*
Paul S. Otellini(7)	0	*	65,000	*	*
All executive officers and directors as a group(8) (15 persons)	6,499,304	4.1	9,452,973	86.9	76.7
5% Security Holder
Entities affiliated with Fidelity(9)	8,270,027	5.1	0	*	*

(1)

Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock shall be entitled to 10 votes per share of Class B common stock and each holder of Class A common stock shall be entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The

Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

(2)	Includes 66,500 shares of Class B common stock issuable upon exercise of options that are exercisable within 60 days of March 28, 2005. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. None of such shares are vested.
(3)	Includes 51,750 shares of Class B common stock issuable upon exercise of options that are exercisable within 60 days of March 28, 2005. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. None of such shares are vested.
(4)	Includes 1,417,000 shares of Class B common stock issuable upon exercise of options that are exercisable within 60 days of March 28, 2005. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. 1,069,000 of such shares are vested and 348,000 of such shares are unvested.
(5)	Includes 71,445 shares of Class A common stock held by Kleiner Perkins Caufield & Byers IX-A, LP, Kleiner Perkins Caufield & Byers IX-B, LP, and KPCB Information Sciences Zaibatsu Fund II, LP (collectively, the “KPCB Partnerships”); 16,770 shares of Class A common stock held the Chad A. Byers Trust; 16,770 shares of Class A common stock held the Blake H. Byers Trust; 1,010 shares of Class A common stock held the Byers Trust dtd 7/25/86; 1,855,351 shares of Class B common stock held the KPCB Partnerships; and 1,775,751 of Class B common stock held Vallejo Ventures Trust. Each of the KPCB Partnerships is an investment fund for which John Doerr serves as manager of their general partner. John disclaims beneficial ownership of the shares held by the KPCB Partnerships except to the extent of his pecuniary interest in his distributive shares therein. John is trustee of the Chad A. Byers Trust, the Blake H. Byers Trust and the Byers Trust dtd 7/25/86 and has voting and investment authority over the shares held by these trusts. John disclaims any pecuniary interest in these trusts. John is a trustee of Vallejo Ventures Trust and shares voting and investment authority over the shares held by such trust. The address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is 2750 Sand Hill Rd., Menlo Park, CA 94025.
(6)	Includes 2,165,491 shares of Class A common stock held by Sequoia Capital VIII; 143,365 shares of Class A common stock held by Sequoia International Technology Partners VIII(Q); and 27,481 shares of Class A common stock held by Sequoia International Technology Partners VIII. SC VIII LLC is the general partner of Sequoia Capital VIII, Sequoia International Technology Partners VIII(Q) and Sequoia International Technology Partners VIII. Michael Moritz is a managing member of SC VIII LLC and exercise shared voting and investment power over the shares held by the Sequoia entities. Michael Moritz disclaims beneficial ownership of the shares held by the Sequoia entities except to the extent of his pecuniary interest in these entities. The address of the entities affiliated with Sequoia Capital and Michael Moritz is 3000 Sand Hill Road, Bldg. 4, Suite 180, Menlo Park, California 94025.
(7)	In April 2004, each of John, Art and Paul were granted options to purchase 65,000 shares of Class B common stock that are exercisable within 60 days of March 28, 2005, none of which were vested as of that date. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor.
(8)	Includes 104,217 shares of Class A common stock and 1,788,750 shares of Class B common stock issuable upon exercise of options that are exercisable within 60 days of March 28, 2005.
(9)	Based on the most recently available Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, includes 8,207,937 shares of Class A common stock beneficially owned by Fidelity Management & Research Company (“Fidelity”) in its capacity as an investment advisor; 350,590 shares of Class A common stock beneficially owned by Fidelity Management Trust Company in its capacity as an investment advisor; and 351,810 shares of Class A common stock beneficially owned by Fidelity International Limited. Fidelity and Fidelity Management Trust Company are wholly-owned subsidiaries of FMR Corp., a holding company. Fidelity International Limited was formerly an indirect subsidiary of FMR Corp., but now operates as an entity independent of FMR Corp. Edward C. Johnson III and members of his family own approximately 49% of the voting power of FMR Corp. and approximately 40% of the voting power of Fidelity International Limited and have certain other rights to influence the management of these entities. According to the Schedule 13G filed by FMR Corp. on February 14, 2005, FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation. However, FMR Corp. filed the Schedule 13G on February 14, 2005 on a voluntary basis as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis. The address of the entities affiliated with Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of Google common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. Google believes that, during fiscal 2004, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the exceptions noted below.

•	A late Form 4 report was filed by David Drummond on November 18, 2004 to report the conversion of Class B common stock to Class A common stock, effective November 8, 2004, in the amount of 50,138 shares held by Trust.

•	A late Form 4 report was filed by Wayne Rosing on November 18, 2004 to report the conversion of Class B common stock to Class A common stock, effective October 8, 2004, in the following amounts: 400,000 shares held by Trust I, 20,000 shares held by Trust II and 20,002 shares held by Trust III.

•	A late Form 4 report was filed by Eric Schmidt on November 19, 2004 to report the conversion of Class B common stock to Class A common stock, effective November 8, 2004, in the following amounts: 94,430 shares held directly, 3,557 shares held by Limited Partnership I and 25,000 shares held by Limited Partnership II.

•	A late Form 4 report was filed by George Reyes on November 24, 2004 to report the conversion of Class B common stock to Class A common stock, effective October 8, 2004, in the following amounts: 100,000 shares held by Qualified Annuity Trust I, 100,000 shares of Qualified Annuity Trust II and 140,746 shares held by Trust.

•	A late Form 4 report was filed by Omid Kordestani on November 24, 2004 to report the conversion of Class B common stock to Class A common stock, effective October 8, 2004, in the following amounts: 2,538,804 shares held by Trust I, 203,135 shares held by Trust II and 203,135 shares held by Trust III.

•	A late Form 4 report was filed by Jonathan Rosenberg on November 24, 2004 to report the conversion of Class B common stock to Class A common stock, effective October 8, 2004, in the following amounts: 280,141 shares held by Trust, 50,000 shares held by GRAT I, 50,000 shares held by GRAT II and 44,525 shares held directly.

•	A late Form 4 report was filed by K. Ram Shriram on November 19, 2004 to report the conversion of Class B common stock to Class A common stock, effective November 8, 2004, in the amount of 250,000 shares held directly.

•	A late Form 4 report was filed by K. Ram Shriram on November 19, 2004 to report the conversion of Class B common stock to Class A common stock, effective November 16, 2004, in the amount of 115,000 shares held directly.

•	A late Form 4 report was filed by John Doerr on November 19, 2004 to report the conversion of Class B common stock to Class A common stock, effective November 8, 2004, in the amount of 2,892,647 shares held by KPCB Partnerships.

•	A late Form 4 report was filed by John Doerr on November 19, 2004 to report the conversion of Class B common stock to Class A common stock, effective November 12, 2004, in the amount of 5,132,779 shares held by KPCB Partnerships.

•	A late Form 4 report was filed by Michael Mortiz on February 3, 2005 to report the conversion of Series B Preferred Stock to Class B common stock, effective August 24, 2004, in the following amounts: 477,872 shares held by CMS Partners LLC, 52,568 shares held by Sequoia 1997, 21,654,952 shares held by Sequoia Capital VIII, 274,784 shares held by Sequoia International Technology Partners VIII and 1,433,624 shares held by Sequoia International Technology Partners VIII(Q).

•	A late Form 4 report was filed by Michael Mortiz on February 3, 2005 to report the conversion of Series B Preferred Stock to Class B common stock, effective November 9, 2004, in the following amounts: 6,496,485 shares held by Sequoia Capital VIII, 82,435 shares held by Sequoia International Technology Partners VIII and 430,087 shares held by Sequoia International Technology Partners VIII(Q).

•	A late Form 4 report was filed by John Doerr on February 14, 2005 to report the conversion of Series B Preferred Stock to Class B common stock, effective August 24, 2004, in the following amounts: 1,775,751 shares held by Vallejo Ventures Trust and 19,267,960 shares held by KPCB Partnerships.

•	A late Form 4 report was filed by David Drummond on February 22, 2005 to report the acquisition of 199 shares of Class A common stock on December 16, 2004 pursuant to a pro rata distribution of shares from a venture capital fund of which he is a non-managing member.

In making these statements, Google has relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to Google and the written representations of its directors, executive officers and 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2004, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $60,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a material interest, other than in connection with the transactions described below.

Stock Option Grants to Certain Directors

In April 2004, our newly elected directors, John Hennessy, Arthur Levinson and Paul Otellini each received an option to purchase 65,000 shares of common stock. The grant to John was made at an exercise price of $20.00 per share, and the grants to Art and Paul were made at an exercise price of $35.00 per share. Each of these grants is subject to vesting over a term of five years and otherwise is subject to the terms of our 2000 Stock Plan and 2003 Stock Plan (No. 2).

Investor Rights Agreement

We have entered into an investor rights agreement with certain purchasers of our common stock, and certain holders of warrants to purchase our common stock. Certain of our directors, including entities with which they are affiliated, executive officers and holders of 5% of our capital stock are parties to this agreement. Stockholders who are a party to this agreement are provided certain rights to demand registration of shares of common stock and to participate in a registration of our common stock that we may decide to do, from time to time. These registration rights survived our initial public offering and will terminate as to any holder at the later of such time as all of such holders’ securities can be sold within a three month period without compliance with the registration requirements of the Securities Act of 1933 pursuant to Rule 144 and the five-year anniversary of our initial public offering.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Indebtedness of Management

In September 2001, in connection with the exercise of an option to purchase 14,331,708 shares of our Class B common stock, Eric Schmidt, our chief executive officer, delivered to us a full recourse promissory note dated September 28, 2001 in the aggregate principal amount of approximately $4.3 million secured by shares of Class B common stock. Interest on the loan accrued at a rate of 7.38% per annum, compounded semi-annually.

The loan was secured by a security interest in 14,331,708 shares of our Class B common stock. The largest aggregate amount of indebtedness outstanding pursuant to the note was approximately $5.2 million, which represented the full amount of principal and interest outstanding at April 28, 2004, the date the loan was repaid in full.

Corporate Use of Personal Aircraft

For portions of 2003 and 2004, Eric Schmidt owned one jet and an interest in a another jet that were managed and operated by Apex and which were made commercially available for lease to consumers. Eric allowed certain of our executive officers to use these aircraft for time-critical business trips that could not be accommodated by commercial airline services. In 2003 and 2004, we used these planes for business-related travel services for certain of our executive officers and for which services we paid Apex market rates. Eric was entitled to receive a portion of the profits earned by Apex resulting from its management and operation of these planes. Eric agreed to pay us any and all annual net profits distributed to him as a result of his ownership of an interest in the jets. In 2004, we paid Apex $381,608 and made no reimbursement payments to Eric for the use of the planes previously owned by Eric. The reimbursements to Eric related to business flights where Eric was billed directly by Apex for use of the planes. These payments were approved by our board of directors and, based upon a competitive analysis of comparable leased aircraft, our board of directors determined that the amounts billed for our use of the aircraft and pilots were at or below market rates for the charter of similar aircraft. In 2004, Eric sold his ownership interests in these jets and as of December 31, 2004 had no ownership interest in any jets.

In February 2005, Eric purchased another jet. Our board of directors has agreed to reimburse Eric $7,000 per hour for the use of the jet for business purposes, up to a maximum reimbursement of $2.1 million in 2005. Based upon a competitive analysis of comparable leased aircraft, our board of directors determined that this hourly reimbursement rate is at or below market rates for the charter of similar aircraft. We anticipate that we will reimburse Eric up to $177,800 based on our use of this jet for business purposes through March 31, 2005.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth information regarding the compensation that we paid to our Chief Executive Officer, Sergey and Larry, who run Google as a triumvirate, as well as each of our four other most highly compensated executive officers during the fiscal years ended December 31, 2003 and 2004. We refer to these officers as the named executive officers.

Summary Compensation Table

					Long Term Compensation
	Annual Compensation				Securities Underlying Options(2)		All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Eric Schmidt, Chairman of the Executive Committee and Chief Executive Officer	2004 2003	$81,432 250,000	$1,556 301,556		0 0		$2,620 2,894	(3) (4)

Sergey Brin, President of Technology	2004 2003	43,750 150,000	1,556 206,556		0 0		252 14,440	(5) (6)

Larry Page, President of Products	2004 2003	43,750 150,000	1,556 206,556		0 0		2,976 11,327	(7) (8)

David Drummond, Vice President of Corporate Development and General Counsel	2004 2003	175,000 175,000	601,556 136,556		0 66,500	(10)	294 504	(9) (11)

Omid Kordestani, Senior Vice President of Worldwide Sales and Field Operations	2004 2003	175,000 175,000	701,556 394,456	(12) (14)	0 0		2,788 2,704	(13) (15)

George Reyes, Chief Financial Officer	2004 2003	175,000 175,000	606,556 124,456		0 51,750	(17)	2,494 2,704	(16) (18)

Wayne Rosing, Vice President of Engineering	2004 2003	175,000 175,000	601,556 151,314		0 128,000	(20)	2,494 2,704	(19) (21)

(1)	We generally pay bonuses in the year following the year in which they were earned. Unless otherwise noted, bonus amounts represent employee performance bonuses and are reported for the year in which they were earned, though they may have been paid in the following year.
(2)	Each of the bonuses presented includes a holiday bonus in the amount of $1,566.
(3)	Includes $2,200 contributed to Eric’s account under our 401(k) plan and $420 of insurance premiums paid for his benefit.

(4)	Includes $2,200 contributed to Eric’s account under our 401(k) plan and $694 of insurance premiums paid for his benefit.
(5)	Includes $252 of insurance premiums paid for Sergey’s benefit.
(6)	Includes $14,008 of engineering patent awards and $432 of insurance premiums paid for Sergey’s benefit.
(7)	Includes $2,724 of engineering patent awards and $252 of insurance premiums paid for Larry’s benefit.
(8)	Includes $10,895 of engineering patent awards and $432 of insurance premiums paid for Larry’s benefit.
(9)	Includes $294 of insurance premiums paid for David’s benefit.
(10)	Grant was made pursuant to our 2003 Stock Plan (No. 2) and vests over a period of 5 years.
(11)	Includes $504 of insurance premiums paid for David’s benefit.
(12)	Includes $301,000 of sales commissions.
(13)	Includes $2,200 contributed to Omid’s account under our 401(k) plan and $588 of insurance premiums paid for his benefit.
(14)	Includes $347,900 of sales commissions.
(15)	Includes $2,200 contributed to Omid’s account under our 401(k) plan and $504 of insurance premiums paid for his benefit.
(16)	Includes $2,200 contributed to George’s account under our 401(k) plan and $294 of insurance premiums paid for his benefit.
(17)	Grant was made pursuant to our 2003 Stock Plan (No. 2) and vests over a period of 5 years.
(18)	Includes $2,200 contributed to George’s account under our 401(k) plan and $504 of insurance premiums paid for his benefit.
(19)	Includes $2,200 contributed to Wayne’s account under our 401(k) plan and $294 of insurance premiums paid for his benefit.
(20)	Grant was made pursuant to our 2003 Stock Plan (No. 2) and vests over a period of 5 years.
(21)	Includes $2,200 contributed to Wayne’s account under our 401(k) plan and $504 of insurance premiums paid for his benefit.

Stock Option Grants in Last Fiscal Year

We did not grant any stock options to any named executive officers during 2004.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides option exercise information for the named executive officers during 2004. The table shows the number of shares acquired and the value realized upon exercise of stock options during 2004 and the number and value of exercisable and unexercisable options held at December 31, 2004. The “Value Realized” shown in the table represents an amount equal to the difference between the market price of the shares purchased on the exercise date and the option exercise price, multiplied by the number of shares acquired on exercise. The “Value of Unexercised In the Money Options at Fiscal Year-End” shown in the table represents an amount equal to the difference between the market price of the shares on December 31, 2004 and the option exercise price, multiplied by the number of exercisable and unexercisable options held at December 31, 2004. These calculations do not take into account the effect of any taxes that may be applicable to the option exercises.

Name and Principal Position	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable(1)	Unexercisable	Exercisable	Unexercisable
Eric E. Schmidt Chairman of the Executive Committee and Chief Executive Officer	—	—	—	—	—	—

Larry Page President of Products, Assistant Secretary and Director	—	—	—	—	—	—

Sergey Brin President of Technology, Assistant Secretary and Director	—	—	—	—	—	—

David C. Drummond Vice President of Corporate Development, Secretary and General Counsel	—	—	66,500	—	$12,488,035	—

George Reyes Vice President and Chief Financial Officer	—	—	51,750	—	9,718,133	—

Omid Kordestani Senior Vice President of Sales and Field Operations	3,000	$494,400	1,417,000	—	272,782,330	—

Wayne Rosing Senior Vice President of Engineering	—	—	148,000	—	27,886,920	—

(1)	All of our stock options granted to U.S. residents may be exercised prior to their vesting. Upon the exercise of an option prior to vesting, the optionee is required to enter into a restricted stock purchase agreement with us that provides that we have a right to repurchase the shares purchased upon exercise of the option at the original exercise price; provided, however, that our right to repurchase these shares will lapse in accordance with the original vesting schedule included in the optionee’s option agreement.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2004. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. The table does not include the additional shares that may be issuable pursuant to the proposed amendment to add an additional 7,000,000 shares to the 2004 Stock Plan that is the subject of Proposal No. 3 of this proxy statement.

Plan Category	Class of Common Stock	(a) Common shares to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by our stockholders	Class B	9,752,638	(2)	$3.44	4,663,748	(3)
Equity compensation plans approved by our stockholders	Class A	8,186,672	(4)	49.49	—
Equity compensation plans not approved by our stockholders	Class A	60,969	(5)	9.75	—
Total	Class B	9,752,638		$3.44	4,663,748
Total	Class A	8,247,641		$49.20	—

(1)	This column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards.
(2)	Includes options to purchase shares outstanding under our 1998 Stock Plan, 2000 Stock Plan and 2003 Stock Plan (No. 2).
(3)	Is comprised of common shares available for issuance under our 2004 Stock Plan.
(4)	Includes options to purchase shares outstanding under our 2003 Stock Plan, 2003 Stock Plan (No. 3) and 2004 Stock Plan.
(5)	Consists of common shares to be issued upon exercise of outstanding options under the following plans which have been assumed by us in connection with certain of our acquisition transactions: the 1999 Stock Option/Stock Issuance Plan assumed by us in connection with our acquisition of Applied Semantics, Inc. in April 2003, the 2003 Equity Incentive Plan assumed by us in connection with our acquisition of Ignite Logic, Inc. in April 2004, the 2001 Stock Plan assumed by us in connection with our acquisition of Picassa in July 2004 and the 2000 Equity Incentive Plan assumed by us in connection with our acquisition of Keyhole, Inc. in October 2004.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL ARRANGEMENTS

Eric Schmidt Employment Agreement

On March 15, 2001, we entered into an employment agreement with Eric Schmidt, our chief executive officer. The agreement does not provide a specific term for Eric’s employment, rather, Eric’s employment with us is “at-will” and may be terminated at any time with or without notice, for any or no reason, at either Eric’s or our option. The agreement provided that Eric will receive a base salary of $250,000. However, beginning in 2004, Eric’s salary was reduced to $1 per year at Eric’s request. Eric was also granted an option to purchase 14,331,708 shares of Class B common stock at an exercise price of $0.30 per share pursuant to the March 15, 2001 agreement and was permitted to purchase 426,892 shares of Series C preferred stock at a purchase price of $2.3425 per share, which shares of Series C preferred stock converted into shares of Class B common stock on a one-for-one basis in connection with our initial public offering. Eric may also earn a yearly performance bonus of up to 60% of his base salary if he meets the performance criteria set by our board of directors. If Eric is terminated without cause, he will receive 12 months’ base salary, six months’ accelerated vesting of any options and the greater of his performance bonus for the year of termination or for the prior year. If Eric resigns for good reason or if he is terminated without cause within 12 months after our change in control, then instead of the 6 months accelerated vesting of options, he will receive 12 months accelerated vesting of options. For purposes of this employment agreement, our change in control includes our merger or combination with or into a third party, the sale of all or substantially all our assets or a change in our board of directors composition over a two-year period resulting in fewer than a majority of directors remaining as incumbent directors. For purposes of this employment agreement, a termination “without cause” means a termination for reasons other than an act of material dishonesty in performing his duties, a felony conviction or plea of no contest to a felony or gross misconduct. For purposes of this employment agreement, “good reason” means a material reduction in Eric’s base salary, performance bonus or in responsibilities or a relocation to more than 50 miles from our current facility.

We recently offered Eric a new employment agreement providing for an annual salary in excess of the salary provided for in his March 2001 employment agreement. Eric refused this offer, and is currently receiving a salary of $1 per year.

In connection with his stock option exercise on September 28, 2001, we entered into a promissory note and security agreement with Eric. On April 28, 2004, Eric repaid the note in its entirety and the stock previously pledged as collateral was released from the security agreement. This arrangement is further described in “Certain Relationships and Related Party Transactions—Indebtedness of Management.”

REPORT OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Introduction

The Leadership Development and Compensation Committee (the “Committee”) reviews and recommends to our board approvals of or changes to our executive officer compensation programs and practices. It also reviews plans for officer development, leadership development at all levels, retention, and succession planning to support the long-term success of the company. Two independent, non-employee directors serve on the Committee.

Compensation Philosophy

Our compensation philosophy is to deliver pay in ways that support three primary business objectives:

•	Attract and retain the world’s best talent.

•	Support Google’s culture of innovation and performance.

•	Align employee interests with shareholder interests in the overall success of the company.

To achieve these objectives, we have developed compensation programs on a pay-for-performance platform intended to provide “start-up-like” reward opportunities for strong performance as well as downside exposure with underperformance. This philosophy applies to all our employees, with increasing proportions of “leveraged” or “at-risk” compensation with increasing levels of leadership and responsibility.

In light of impending FASB requirements to expense stock options and in consideration of competitive markets for talent in the technology industry, our board recently approved a new approach to equity compensation. In addition to stock options, most offers of employment will also include Google Stock Units (GSUs), commonly referred to as restricted stock units (RSUs). Unlike common RSU programs, GSUs will have a performance element that can increase or decrease the size of the award based on individual contributions and market considerations. The program was designed with our performance-based culture in mind and is expected to result in lower dilution levels for stockholders. Our board believes this new program will improve the flexibility and overall competitiveness of compensation in attracting the best talent.

After examination by the Committee, our board also approved a discretionary grant pool of GSUs under our Founders Award program. Founders Awards are designed to give “start-up-like” rewards to teams that create extraordinary value for Google. Teams that receive awards under the program are required to meet or exceed audacious goals in exemplary ways. The Committee believes that the program is an important driver of our culture of performance and innovation.

Executive Compensation Practices

To help assess the retention and motivational value of our named executive officer compensation programs, the Committee reviews all components of direct compensation on an annual basis and compares them to market. Direct compensation includes but is not limited to salary, cash incentives, and stock-based incentives. To assess relevant market pay practices, we use multiple executive compensation surveys as well as publicly available data reflecting practices of appropriate peer company comparables. Peer companies are considered high performing public high technology companies as determined appropriate by the Committee. Market pay data are also supplemented with information from outside compensation consultants regarding market trends and other factors. In 2004, we engaged an independent external compensation consultant to assess our alignment to market. The Committee takes an analytic approach to determining competitiveness of our pay programs and assessing their alignment with its pay philosophy.

Components of Executive Compensation

Cash

Based on the Committee’s review of competitive data, salaries and target total cash opportunities for executives are set below the competitive norm; however, actual total cash opportunities are set to be competitive with market when warranted by individual and company performance.

We deliver variable cash incentives through our Senior Executive Bonus Plan, which is designed to motivate participants to achieve our financial and other performance objectives and to reward them for their achievements when those objectives are met. All named executive officers were eligible to participate in 2004; however, Eric, Larry, and Sergey volunteered to forego participation in an annual incentive plan.

Bonuses were calculated using a formula that included: (a) the executive’s salary, (b) the executive’s target bonus, (c) an “Individual Multiplier,” and (d) a “Company Multiplier.” The Individual Multiplier reflected the participant’s contributions relative to individual performance expectations for the performance period, where an “on target” assessment yields a 100% multiplier. The Company Multiplier was consistent for all participants and based on company financial performance against pre-established annual goals (e.g., revenue, operating profit), where an “on target” assessment yields a 100% multiplier.

The 2005 Senior Executive Bonus Plan has been disclosed on a Form 8-K which was filed with the SEC on February 18, 2005.

Stock-based compensation

We made no stock-based compensation awards to any named executive officers in 2004; however, stock-based compensation remains a fundamental driver of our pay-for-performance philosophy and achievement of long-term business objectives. Each year, as part of the Committee’s annual compensation review, each officer’s performance and contributions are reviewed and considered relative to their existing equity stakes in Google and their overall competitiveness to market.

Compensation of the CEO and Presidents

In the second quarter of 2004, Eric, Larry, and Sergey requested that their salaries each be reduced to an annual rate of $1. Prior to these salary reductions, Eric’s annual salary was $250,000 and each of Larry and Sergey’s annual salaries was $150,000.

During the first quarter of 2005, the non-employee directors met in executive session to evaluate the performance of our Presidents and CEO. Due to Google’s continued strong performance, the leadership by Eric, Larry, and Sergey throughout the year, and below-market cash compensation levels, the Committee determined that an increase in cash compensation opportunities was merited and we offered each an increase in salary and bonus for 2005. Due to their own preferences not to receive salary and bonus compensation at this time, Eric, Larry, and Sergey rejected the offers and continue to receive salaries of $1. Their primary compensation continues to come from returns on their ownership stakes in Google. As significant shareholders, their personal wealth is tied directly to sustained stock price appreciation and performance, which provides direct alignment with shareholder interests. The Committee will continue to review their compensation opportunities on an ongoing basis and recommend changes, if needed, to maintain alignment with business objectives.

162(m) Tax Deductibility

Internal Revenue Code Section 162(m) precludes Google from deducting certain forms of non-performance-based compensation in excess of $1,000,000 to named executive officers. To date, we have not exceeded the $1,000,000 limit for any executive, and the Committee has not defined a policy that all compensation must be deductible. However, since stock-based awards comprise a significant portion of total compensation, the Committee has taken appropriate steps to preserve deductibility for such awards in the future, when appropriate.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Accounting Fees

The following table sets forth the aggregate fees billed to Google for the audit and other services provided by Ernst & Young LLP (“E&Y”) during the years ended December 31, 2003 and 2004 (in thousands):

	2003	2004
Audit Fees(1)	$831	$1,640
Audit Related Fees(2)	1,516	1,859
Tax Fees(3)	525	262

Total Fees	$2,872	$3,761

(1)	Audit Fees: This category represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-Related Fees: This category consists primarily of due diligence related to acquisitions, audits in connection with acquisitions, accounting consultations and consultations concerning financial accounting and reporting standards and advisory services associated with the Sarbanes-Oxley Act of 2002.
(3)	Tax Fees: This category consists of tax compliance, tax planning and tax advice including tax return preparation, refund claims, assistance with tax audits and appeals, advice related to mergers and acquisitions, and requests for rulings or technical advise from tax authorities.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by E&Y to us must be pre-approved in advance by our Audit Committee unless the following conditions are met:

•	The service is one of a set of permitted services that the independent auditor is allowed to provide;

•	The total amount of such services is less than or equal to $100,000 during the fiscal year in which the services are provided; and

•	The services must be brought to the attention of the Audit Committee and approved prior to the completion of the annual audit.

All other permitted services must be pre-approved by either the Audit Committee or a delegate of the Audit Committee. If pre-approval is obtained from a delegate of the Audit Committee, the service may be performed provided that the service must be presented to the Audit Committee at the next scheduled meeting.

STOCK PERFORMANCE GRAPH

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934 and shall not be incorporated by reference into any such filings.

The following graph shows a comparison from August 19, 2004 (the date our Class A common stock commenced trading on The Nasdaq National Market) through December 31, 2004 of cumulative total return for our Class A common stock, the Nasdaq National Market Index and the RDG Internet Composite. Such returns are based on historical results and are not intended to suggest future performance. Data for the Nasdaq Market Index and the RDG Internet Composite assume reinvestment of dividends. We have never paid dividends on our Class A common stock and have no present plans to do so.

*	Assumes $100 was invested on 8/19/04 in our Class A common stock or on 7/31/04 in the applicable index.

* * * * *

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised entirely of independent directors as defined under the NASDAQ audit committee structure and membership requirements. The Audit Committee operates pursuant to a charter that is available on the Company’s website, www.google.com. To view the charter, click on “About Google” from the main web page, and then under “Our Company” select “Corporate Info”. Next click on “Investor Relations” under “Related Links”, then click on “Board Committees” under “Corporate Governance” and then “Audit Committee” under “Committee Charters”.

Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal controls over financial reporting. The Company’s independent auditors are responsible for expressing an opinion on the Company’s consolidated financial statements in accordance with generally accepted auditing standards. It is the Audit Committee’s responsibility to oversee these processes.

The Audit Committee has reviewed and discussed, with management and the independent auditors, the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards 61, “Communications with Audit Committees”.

Pursuant to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, the Audit Committee received written disclosures and the letter from the independent auditors, and discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

AUDIT COMMITTEE MEMBERS:

Michael Moritz

Paul S. Otellini

K. Ram Shriram

APPENDIX A

GOOGLE AUDIT COMMITTEE CHARTER

PURPOSE

The main function of the Audit Committee is to oversee Google’s accounting and financial reporting processes, internal systems of control, independent auditor relationships and audits of Google’s consolidated financial statements. The Audit Committee is also responsible for determining the appointment of Google’s independent auditors and any change in that appointment, and for ensuring the auditors’ independence.

In carrying out Audit Committee functions, the Audit Committee must maintain free and open communication with Google’s independent auditors and Google’s management.

APPOINTMENT AND MEMBERSHIP REQUIREMENTS

The Audit Committee shall be made up of at least three (3) independent members of the Board of Directors. Audit Committee members are appointed by the Board of Directors. The Board of Directors decides the Audit Committee’s exact number and can at any time remove or replace a Committee member. The Board of Directors will also make all determinations regarding satisfaction of the membership requirements described below.

The Audit Committee will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market, including those related to independence.

At least one member of the Audit Committee must have past employment experience in finance or accounting, or comparable experience or background which results in financial sophistication. Having been a CEO, CFO or other senior officer with financial oversight, responsibilities, for instance, would qualify.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including Google’s balance sheet, income statement and cash flow statement.

RESPONSIBILITIES

The Audit Committee’s main responsibility is to oversee Google’s financial reporting process (including Google’s systems of internal controls) and report the Audit Committee’s findings to the Board of Directors. The Audit Committee believes that Google’s policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The following list includes the Audit Committee’s main recurring processes in carrying out its responsibilities. This list is intended as a guide, with the understanding that the Audit Committee can supplement it as appropriate, consistent with the requirements of the SEC and Nasdaq.

1. Hiring and Selection of Auditors. The Audit Committee will directly appoint, retain and compensate Google’s independent auditors. These independent auditors will report directly to, and be responsible to, the Audit Committee.

2. Approval of Audit and Non-Audit Services. The Audit Committee will decide what services will be performed by the independent auditors and approve in advance all the services they provide. However, pre-approval is not required for services other than audit, review or attest services if:

•	the total amount of all these services provided to Google is less than or equal to five percent of the total amount of money paid by Google to its independent auditors during the fiscal year in which the non-audit services are provided;

•	the services were not recognized by Google at the time of the engagement to be non-audit services; and

•	the services are promptly brought to the Audit Committee’s attention and approved prior to the completion of the audit.

Alternatively, the Audit Committee can engage the independent auditors with pre-approved policies and procedures, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of such service.

3. Auditor Independence. The Audit Committee is responsible for making sure it reviews at least annually a formal written statement explaining all relationships between the outside auditors and Google and its subsidiaries, consistent with Independence Standards Board of Directors Standard 1. The Audit Committee will maintain an active dialogue with the independent auditors, covering any disclosed relationships or services that may impact their objectivity and independence. The Audit Committee will review the independent auditors’ peer review, which is conducted every three years. The Audit Committee will review all proposed hires by Google or its subsidiaries of individuals formerly employed by the independent auditors. The Audit Committee will take, or recommend to the Board of Directors that it take, appropriate actions to oversee the independence of Google’s outside auditors.

4. Oversight of Auditors; Audit Plan. The Audit Committee will be responsible for oversight of the auditors’ work and Google’s relationship with its independent auditors. The Audit Committee will discuss with the independent auditors the overall scope and plans for their audits and other financial reviews, including the adequacy of staffing, compensation and resources. The Audit Committee will be responsible for reviewing and resolving any disagreements between Google’s management and the independent auditors regarding financial controls or financial reporting.

5. Internal Controls; Risk Assessment. The Audit Committee will discuss with management and the independent auditors the design, implementation, adequacy and effectiveness of Google’s internal controls, including Google’s system to monitor and manage business risk, legal and ethical compliance programs and financial reporting. The Audit Committee also will meet separately with the independent auditors, with and without management present, to discuss the results of their examinations. The Audit Committee will provide oversight over the system of internal controls, relying upon management’s and the independent auditors’ representations and assessments of, and recommendations regarding, the controls. The Audit Committee will review disclosures regarding Google’s internal controls whose inclusion in SEC reports is required.

6. Quarterly and Annual Financial Statements. The Audit Committee will review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including any disclosures under the management’s discussion and analysis sections of Google’s SEC reports and any disclosures regarding critical accounting estimates that Google may make. The Audit Committee will be responsible for making a recommendation to the Board of Directors as to whether Google’s annual audited financial statements should be included in Google’s annual report on Form 10-K.

7. Proxy Report. The Audit Committee will prepare any report required to be prepared by it for inclusion in any proxy statement of Google under SEC rules and regulations.

8. Earnings Announcements. The Audit Committee will review, and discuss with management and Google’s independent auditors, Google’s quarterly earnings announcements, and other public announcements regarding Google’s results of operations.

9. Critical Accounting Policies. The Audit Committee will obtain, review and discuss reports from the independent auditors about:

•	all critical accounting policies and practices which Google will use, and the qualities of those policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that the auditors have discussed with management officials of Google, ramifications of the use of these alternative disclosures and treatments, the treatment preferred by the independent auditors and the reasons for favoring that treatment; and

•	other material written communications between the independent auditors and Google management, such as any management letter or schedule of unadjusted differences.

The Audit Committee will also discuss with the independent auditors and then disclose those matters whose disclosure is required by SAS 61, including any difficulties the independent auditors encountered in the course of the audit work, any restrictions on the scope of the independent auditors’ activities or on their access to requested information, and any significant disagreements with management.

10. CEO and CFO Certifications. The Audit Committee will review the CEO and CFO disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

11. Related Party Transactions. The Audit Committee will review and approve all related party transactions. The term “Related party transactions” is defined in Regulation S-K of the Securities Act of 1933, as amended, and in SEC guidance relating to the management’s discussion and analysis section of SEC reports.

12. Anonymous Complaint Handling Process. The Audit Committee will have responsibility for establishment and oversight of processes and procedures for (a) the receipt, retention and treatment of complaints about accounting, internal accounting controls or audit matters and (b) confidential and anonymous submissions by employees concerning questionable accounting, auditing and internal control matters. All such relevant complaints and submissions must be reported to the Audit Committee.

13. Ability to Investigate; Retention of Advisors. The Audit Committee has the power to investigate any matter brought to its attention, with full access to all Google books, records, facilities and employees. The Audit Committee also has the power to retain independent counsel or other experts and advisors, and the Audit Committee will have funding sufficient for this purpose and the power to use such funding to compensate its counsel, experts and advisors.

14. Review of Charter. The Audit Committee will review and reassess the adequacy of this charter at least once a year. Every year, the Audit Committee will submit this charter for approval by the Board of Directors.

It is NOT the Audit Committee’s responsibility to prepare and certify Google’s financial statements, to guarantee the independent auditors’ report, or to guarantee other disclosures by Google. These are the fundamental responsibilities of management and the independent auditors. The Audit Committee members are not full-time Google employees and do not perform the functions of auditors and accountants.

RESTRICTIONS ON INDEPENDENT AUDITORS SERVICES

Google’s independent auditors cannot perform any of the following services for Google:

•	bookkeeping or other services related to Google’s accounting records or financial statements;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management or human resources functions;

•	broker or dealer, investment adviser or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board of Directors determines, by regulation, would impair the independence of Google’s auditors.

COMPENSATION

The Board of Directors determines the amount of any fees, if any, that Audit Committee members receive for their services. These fees can include retainers or per meeting fees. Audit Committee members cannot receive any compensation from Google except the fees they receive for their services as members of the Board of Directors or any committee of the Board of Directors, and except for reimbursement of their expenses.

MEETINGS AND MINUTES

The Audit Committee will meet at least 4 times each year, and will keep minutes of each meeting. The Audit Committee decides when and where it will meet, and must deliver a copy of this schedule in advance to the Board of Directors.

Unless the Board of Directors or this Charter provides otherwise, the Audit Committee can make, alter or repeal rules for the conduct of its business. In the absence of these rules, the Audit Committee will conduct its business in the same way the Board of Directors conducts its business.

DELEGATION OF AUTHORITY; CHAIR OF AUDIT COMMITTEE

The Audit Committee can delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full Audit Committee at its scheduled meetings.

The Audit Committee cannot delegate its responsibilities to non-committee members.

The Audit Committee can appoint a chair of the committee, and can change its decision regarding who will be chair at any time.

* * * * *

APPENDIX B

GOOGLE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

PURPOSE

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) is to:

•	Assist the Board of Directors by identifying individuals qualified to become Board of Directors members, consistent with criteria approved by the Board of Directors

•	Recommend for the Board of Directors’ approval the slate of nominees to be proposed by the Board of Directors to stockholders for election to the Board of Directors

•	Develop and recommend to the Board of Directors the governance principles applicable to Google

•	Oversee the evaluation of the Board of Directors and management

•	Recommend to the Board of Directors the directors who will serve on each committee of the Board of Directors

APPOINTMENT, MEMBERSHIP AND ORGANIZATION

The Nominating and Corporate Governance Committee will be made up of no fewer than two (2) independent members. The Committee’s members are appointed by the Board of Directors. The Board of Directors decides the exact number of members and can at any time remove or replace a Committee member.

Each of the Committee’s members will be appointed by the Board of Directors and will meet the requirements of the rules of the Nasdaq Stock Market, including those related to independence. The Board of Directors may designate one of the Committee members as the Chair of this Committee. The Committee may also form and delegate authority to subcommittees if the Committee feels this is appropriate.

RESPONSIBILITIES AND AUTHORITY

The Nominating and Corporate Governance Committee will:

1. Evaluate the composition, size, organization and governance of the Board of Directors and its committees; determine future requirements; make recommendations to the Board of Directors about the appointment of directors to committees of the Board of Directors; and recommend the selection of chairs of these committees to the Board of Directors.

2. Establish a policy for considering stockholder nominees for election to the Board of Directors.

3. Recommend ways to enhance communications and relations with stockholders.

4. Evaluate and recommend candidates for election to the Board of Directors consistent with criteria approved by the Board of Directors. In this regard, in the event that the Committee will not be recommending an incumbent director for inclusion in the slate of nominees to be proposed by the Board of Directors to the stockholders for election to the Board of Directors, and provided that the incumbent director has not notified the Committee that he or she will be resigning or that he or she does not intend to stand for re-election to the Board of Directors, then, in the case of an election to be held at an annual meeting of stockholders, the Committee will recommend the slate of nominees to the Board of Directors at least thirty (30) days prior to the latest date required by the provisions of Sections 2.14 (advance notice of stockholder business) and 2.15 (advance notice of director nominations) of our bylaws (as such provisions may be amended from time to time) for stockholders to submit nominations for directors at such annual meeting, or in the case of an election to be held at a special meeting of stockholders, at least ten (10) days prior to the latest date required by the provisions of Sections 2.14 and 2.15 of our bylaws for stockholders to submit nominations for directors at a special meeting.

B-1

5. Oversee the Board of Directors’ performance and self-evaluation process, including conducting surveys of director observations, suggestions and preferences regarding how effectively the Board of Directors operates. The Committee also will evaluate the participation of members of the Board of Directors in continuing education activities in accordance with Nasdaq rules.

6. Evaluate and recommend termination of service of individual members of the Board of Directors as appropriate, in accordance with the Board of Directors’ governance principles, for cause or for other proper reasons.

7. Make regular written reports to the Board of Directors.

8. Review and re-examine this Charter on a periodic basis and make recommendations to the Board of Directors regarding any proposed changes.

9. Review annually the Committee’s own performance against responsibilities outlined in this Charter and as otherwise established by the Board of Directors.

In performing its responsibilities, the Nominating and Corporate Governance Committee will have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors, including director search firms.

MEETING AND MINUTES

The Nominating and Corporate Governance Committee will meet at least once per quarter and will also meet, as required, in response to the needs of the Board of Directors and as necessary to fulfill the Committee’s responsibilities.

The Committee will maintain written minutes of its meetings.

* * * * *

B-2

APPENDIX C

GOOGLE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE CHARTER

PURPOSE

The purpose of the Leadership Development and Compensation Committee (the “Committee”) is to review employee compensation policies and programs as well as the compensation of the chief executive officer and other executive officers of Google, and to recommend to the Board of Directors a compensation program for outside members of the Board of Directors.

APPOINTMENT, MEMBERSHIP AND ORGANIZATION

The Leadership Development and Compensation Committee will consist of at least two (2) independent members of the Board of Directors. The Committee’s members are appointed by the Board of Directors. The Board of Directors decides the Committee’s exact number and can at any time remove or replace a Committee member. Each of the Committee members will meet the requirements of:

•	The Nasdaq Stock Market

•	Section 162(m) of the Internal Revenue Code of 1986

•	Rule 16b-3 adopted by the SEC under Section 16 of the Securities Exchange Act of 1934

•	Any other requirements imposed by applicable law

The Board of Directors may designate one of the Committee members as the Chair of this Committee. The Committee may also form and delegate authority to subcommittees if the Committee feels this is appropriate.

RESPONSIBILITIES AND AUTHORITY

The Leadership Development and Compensation Committee will have the following powers and responsibilities:

•	Review and recommend to Google’s Board of Directors the approval of all compensation and benefit plans for the chief executive officer and executive officers of Google. In advance of approval of incentive compensation awards or changes to base salary, the Committee will review the executive officer’s performance against Google’s performance and individual goals

•	Review and recommend to Google’s Board of Directors compensation programs for outside directors

•	Review and approve the terms of the offer letters, employment agreements, severance agreements, change-in-control agreements, indemnification agreements and other material agreements between Google and its executive officers

•	Review and approve performance goals for Google’s executive officers

•	Review and approve policies and procedures relating to the perquisites and expense accounts of Google’s executive officers

•	Provide oversight of Google’s overall compensation plans and benefit programs (including reviewing Google’s overall employee compensation philosophy, reviewing the budget and structure of employee variable cash compensation plans, reviewing the budget and structure of employee equity compensation plans and administering Google’s stock plans), and make recommendations to the Board of Directors with respect to improvements to such plans or the adoption of new plans

•	Review plans for the development, retention and replacement of executive officers of Google. Periodically review executive succession plans and executive education and development plans

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•	Review annually with the Board of Directors the performance of the chief executive officer of Google

•	Evaluate the competitiveness of the compensation of the chief executive officer and the other executive officers, and of Google’s overall compensation plan

•	Create and approve an annual Management Compensation Committee Report for Shareholders to be included in Google’s annual proxy statements

In performing its responsibilities, the Committee will have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

MINUTES AND MEETINGS

The Development and Compensation Committee will meet at least twice annually and will hold additional meetings as necessary to carry out its responsibilities. The Committee will keep minutes of its meetings.

* * * * *

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APPENDIX D

GOOGLE INC.

2004 STOCK PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units, Performance Shares and Other Stock Based Awards.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock Based Awards.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Award Transfer Program” means any program instituted by the Administrator which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator.

(g) “Awarded Stock” means the Common Stock subject to an Award.

(h) “Board” means the Board of Directors of the Company.

(i) “Cash Position” means the Company’s level of cash and cash equivalents.

(j) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the

Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities and within three (3) years from the date of such acquisition, a merger or consolidation of the Company with or into the person (or affiliate thereof) holding such beneficial ownership of securities of the Company is consummated; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For purposes of this Section, “affiliate” will mean, with respect to any specified person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person (“control,” “controlled by” and “under common control with” will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or credit arrangement, as trustee or executor, or otherwise).

(k) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(l) “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(m) “Common Stock” means the Class A Common Stock of the Company, or in the case of Performance Units and certain Other Stock Based Awards, the cash equivalent thereof.

(n) “Company” means Google Inc., a Delaware corporation, or any successor thereto.

(o) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(p) “Controllable Profits” means as to any Plan Year, a business unit’s Annual Revenue minus (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

(q) “Customer Satisfaction MBOs” means as to any Participant for any Plan Year, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements.

(r) “Director” means a member of the Board.

(s) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(t) “Dividend Equivalent” means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(u) “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(w) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(y) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

(z) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(iv) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(aa) “Fiscal Year” means the fiscal year of the Company.

(bb) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(cc) “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

(dd) “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(ee) “New Orders” means as to any Plan Year, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company’s Order Recognition Policy.

(ff) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(gg) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(hh) “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(ii) “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(jj) “Option” means a stock option granted pursuant to the Plan.

(kk) “Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(ll) “Outside Director” means a Director who is not an Employee.

(mm) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(nn) “Participant” means the holder of an outstanding Award granted under the Plan.

(oo) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Controllable Profits, (d) Customer Satisfaction MBOs, (e) Earnings Per Share, (f) Individual Objectives, (g) Net Income, (h) New Orders (i) Operating Cash Flow, (j) Operating Income, (k) Return on Assets, (l) Return on Equity, (m) Return on Sales, and (n) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, in absolute or relative terms (including passage of time and/or against another company or companies), on a per share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

(pp) “Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(qq) “Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(rr) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ss) “Plan” means this 2004 Stock Plan.

(tt) “Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock award under Section 8, Section 11 or Section 12 of the Plan or issued pursuant to the early exercise of an Option.

(uu) “Restricted Stock Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis pursuant to Section 11 of the Plan.

(vv) “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(ww) “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(ww) “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(xx) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(yy) “Section 16(b) “ means Section 16(b) of the Exchange Act.

(zz) “Service Provider” means an Employee, Director or Consultant.

(aaa) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(bbb) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a SAR.

(ccc) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ddd) “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

(eee) “Unvested Awards” means Options or Restricted Stock that (i) were granted to an individual in connection with such individual’s position as a Service Provider and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 13,431,660. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan (i)

with respect to any portion of an Award that is settled in cash, or (ii) to the extent such Shares are withheld in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, the number of Shares so tendered shall again be available for issuance pursuant to future Awards under the Plan. Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award Transfer Program shall not be again available for grant under the Plan.

(b) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(v) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;

(vii) to institute an Exchange Program;

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

(x) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xiv) to implement an Award Transfer Program;

(xv) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xvi) to determine whether Awards will be adjusted for Dividend Equivalents;

(xvii) to create Other Stock Based Awards for issuance under the Plan;

(xviii) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xix) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xx) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units and Other Stock Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) ISO $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c) 162(m) Limitation. The following limitations shall apply to Awards under the Plan:

(i) Option and SAR Share Annual Limit. No Service Provider will be granted, in any Fiscal Year, Options and/or SARs to purchase more than 1,000,000 Shares.

(ii) Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares Annual Limit. No Service Provider will be granted, in any Fiscal Year, Restricted Stock, Restricted Stock Units, Performance Units and/or Performance Shares to purchase more than 500,000 Shares.

(iii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iv) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan.

(v) If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Stock Options.

(a) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan on the date one (1) month following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan on the date one (1) month following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan on the date one (1) month following the Participant’s death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Subject to Section 6(c)(ii) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. Subject to Section 6(c)(i) of the Plan, the Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.

(d) Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(e) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) also will apply to SARs.

(g) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(h) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6(c)(ii), the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Restricted Stock Units. Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

12. Other Stock Based Awards. Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards including any dividend and/or voting rights.

13. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the 162(m) annual share issuance limits under Section 6(c) of the Plan, and the number, class, and price of Shares subject to outstanding Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control.

(i) Stock Options and SARS. In the event of a merger or Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Options and SARs granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the merger or Change in Control the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise such Options and SARs as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(ii) Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock Based Awards. In the event of a merger or Change in Control, each outstanding Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit awards shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Awards granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the merger or Change in Control the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in such Awards, including Shares as to which it would not otherwise be vested. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award or Restricted Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award or Restricted Stock Unit including as to Shares which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit award shall be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. Subject to Section 20 of the Plan, no amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

INFORMATION CONCERNING GOOGLE’S ANNUAL STOCKHOLDERS MEETING

To our Stockholders:

We are pleased to invite you to attend Google’s Annual Stockholders Meeting to be held on Thursday, May 12, 2005 at 2 p.m., local time, at Google’s corporate headquarters located at:

1600 Amphitheatre Parkway

Mountain View, California

(650) 623-4000

Check-in begins at 12:00 p.m.

Meeting begins at 2:00 p.m.

If You Plan to Attend the Annual Meeting:

•	It is important that you let us know in advance by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, indicating your plans when prompted.

•	Please note that space limitations make it necessary for us to limit attendance to our stockholders—Google stockholders as of the close of business on March 28, 2005 are entitled to attend our Annual Meeting.

•	Admission will be on a first come, first served basis. Please note that check-in and registration begins at 12:00 pm. Google will be serving lunch to attendees.

•	Each stockholder should be prepared to present valid photo identification, such as a driver’s license or passport. Stockholders holding their shares in brokerage accounts will need to bring a copy of a brokerage statement reflecting their stock ownership or a copy of the voting instruction card included with this Proxy Statement.

•	Cameras, recording devices and other electronic devices will not be permitted at the meeting.

•	Please allow ample time for check-in. For security reasons, you may be subject to search prior to your admittance to the meeting.

•	The meeting will be held on our campus, but we have absolutely no parking space available there. Instead, we will be shuttling investors between the parking lot at the Shoreline Amphitheatre and our headquarters.

Directions to Shoreline Amphitheatre:

From either San Jose or San Francisco: Follow Route 101 to the Rengstorff/Amphitheater Parkway exit. Follow signs to Amphitheatre Parkway (cross back over 101 if you are coming from the north/just stay right if you are coming from the south). Go through the signal at Charleston and continue on Amphitheatre. Pass Google on your right. Turn left on Bill Graham Parkway and follow signs to Lot C.

A shuttle bus will be available to take you to our headquarters for the Annual Meeting.

Thank you for your interest and support.

GGL-PS-05

DETACH HERE ZGGL12

GOOGLE INC.

2005 ANNUAL MEETING OF STOCKHOLDERS

May 12, 2005 2:00 pm Local Time

1600 Amphitheatre Parkway Mountain View, California 94043

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 12, 2005.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3 and in the discretion of the proxyholders on any other matter that properly comes before the meeting.

By signing the proxy, you revoke all prior proxies and appoint Eric Schmidt and George Reyes, and each of them, with full power of substitution to vote your shares on the matters shown on the reverse side and any other matters which may have come before the Annual Meeting and all adjournments.

HAS YOUR ADDRESS CHANGED? DO YOU HAVE ANY COMMENTS?

GOOGLE INC.

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to http://www.eproxyvote.com/goog

OR

Vote-by-Telephone

Call toll-free

1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ZGGL11

X

Please mark votes as in this example.

#GGL

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of Directors.

Nominees: (01) Eric Schmidt, (02) Lawrence Page, (03) Sergey Brin, (04) L. John Doerr, (05) John L. Hennessy, (06) Arthur D. Levinson, (07) Michael Moritz, (08) Paul S. Otellini and (09) K. Ram Shriram

FOR ALL

NOMINEES

WITHHELD FROM ALL NOMINEES

To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space above.

2. Ratification of appointment of Ernst & Young LLP as independent auditors of Google Inc. for the fiscal year ending December 31, 2005.

3. Approval of an amendment to Google’s 2004 Stock Plan to, among other things, increase the number of authorized shares of Class A Common Stock issuable under the 2004 Stock Plan from 6,431,660 to 13,431,660 and to provide Google with the ability to grant certain performance based awards that are fully deductible for federal income tax purpose.

FOR

AGAINST

ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND IN THE DISCRETION OF PROXYHOLDERS OR ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

Mark box at right if you plan to attend the Annual Meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature:

Date:

Signature:

Date: